Exhibit 2.1

DESCRIPTION OF SECURITIES REGISTERED PURSUANT TO

SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934

The following description of the ordinary shares and the articles of association of BeLive Holdings (the “Company”) is a summary and does not purport to be complete. This summary is subject to, and qualified in its entirety by reference to, the complete text of the Company’s Memorandum and Articles of Association, which are incorporated by reference as Exhibit 3.1 of the Company’s Registration Statement on Form F-1 filed on July 10, 2024.

As of March 31, 2025, the Company has the following series of securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value US$0. $0.0005	BLIV	The Nasdaq Capital Market LLC

ORDINARY SHARES

We are an exempted company incorporated with limited liability in the Cayman Islands and our affairs are governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

As of the date of this Annual Report, our authorized share capital is US$500,000.00 divided into 1,000,000,000 Ordinary Shares, par value US$0.0005 each.

The following are summaries of certain material provisions of our Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Dividends

Subject to the Companies Act and our Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide:

(i)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, although no amount paid up on a share in advance of calls shall for this purpose be treated as paid up on the share;
(ii)	all dividends shall be apportioned and paid pro rata in accordance with the amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid; and
(iii)	our board of directors may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to our Company on account of calls, instalments or otherwise.

Where our board of directors or our Company in general meeting has resolved that a dividend should be paid or declared, our board of directors may resolve:

(aa)	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or
(bb)	that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our board of directors may think fit.

Upon the recommendation of our board of directors, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, bonus, or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our board of directors or our Company in general meeting has resolved that a dividend be paid or declared, our board of directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

Our board of directors may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as our board of directors may decide, but a payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the share or the due portion of the shares upon which payment has been advanced by such member before it is called up.

All dividends, bonuses, or other distributions unclaimed for one year after having been declared may be invested or otherwise used by our board of directors for the benefit of our Company until claimed and our Company shall not be constituted a trustee in respect thereof. All dividends, bonuses, or other distributions unclaimed for six years after having been declared may be forfeited by our board of directors and, upon such forfeiture, shall revert to our Company.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Our Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants remain uncashed on two consecutive occasions or after the first occasion on which such a cheque or warrant is returned undelivered.

Voting Rights

Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting: (a) on a poll every member present in person or by proxy or, in the case of a member being a corporation, by our duly authorized representative shall have one vote for every share which is fully paid or credited as fully paid registered in his name in the register of members of our Company but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for this purpose as paid up on the share; and (b) on a show of hands every member who is present in person (or, in the case of a member being a corporation, by our duly authorized representative) or by proxy shall have one vote. Where more than one proxy is appointed by a member which is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he does use in the same way.

Transfer of Ordinary Shares

Subject to the Companies Act and our Articles of Association, all transfers of shares shall be effected by an instrument of transfer in the usual or common form or in such other form as our board of directors may approve and may be under hand or, if the transferor or transferee is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), under hand or by machine imprinted signature, or by such other manner of execution as our board of directors may approve from time to time.

Execution of the instrument of transfer shall be by or on behalf of the transferor and the transferee, provided that our board of directors may dispense with the execution of the instrument of transfer by the transferor or transferee or accept mechanically executed transfers. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

Our board of directors may, in our absolute discretion, at any time and from time to time remove any share on the principal register to any branch register or any share on any branch register to the principal register or any other branch register. Unless our board of directors otherwise agrees, no shares on the principal register shall be removed to any branch register nor shall shares on any branch register be removed to the principal register or any other branch register. All removals and other documents of title shall be lodged for registration and registered, in the case of shares on any branch register, at the registered office and, in the case of shares on the principal register, at the place at which the principal register is located.

Our board of directors may, in our absolute discretion, decline to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve or on which our Company has a lien. It may also decline to register a transfer of any share issued under any share option scheme upon which a restriction on transfer subsists or a transfer of any share to more than four joint holders.

Our board of directors may decline to recognize any instrument of transfer unless a certain fee, up to such maximum sum as Nasdaq may determine to be payable, is paid to our Company, the instrument of transfer is properly stamped (if applicable), is in respect of only one class of share and is lodged at our registered office or the place at which the principal register is located accompanied by the relevant share certificate(s) and such other evidence as our board of directors may reasonably require is provided to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of Nasdaq, be suspended at such times and for such periods (not exceeding in the whole thirty days in any year) as our board of directors may determine.

Fully paid shares shall be free from any restriction on transfer (except when permitted by Nasdaq) and shall also be free from all liens.

Procedures on liquidation

A resolution that our Company be wound up by the court or be wound up voluntarily shall be a special resolution of our shareholders.

Subject to any special rights, privileges, or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(i)	if our Company is wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid up on the shares held by them respectively; and
(ii)	if our Company is wound up and the surplus assets available for distribution among the members are insufficient to repay the whole of the paid-up capital, such assets shall be distributed, subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up on the shares held by them, respectively.

If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, but so that no member shall be compelled to accept any shares or other property upon which there is a liability.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to these Articles and to the terms of allotment, our board of directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as our board of directors shall fix from the day appointed for payment to the time of actual payment, but our board of directors may waive payment of such interest wholly or in part. Our board of directors may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all, or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20% per annum as our board of directors may decide.

If a member fails to pay any call or instalment of a call on the day appointed for payment, our board of directors may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our board of directors to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our board of directors shall in our discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20% per annum as our board of directors may prescribe.

Redemption of Ordinary Shares

Subject to the Companies Act, our Articles of Association, and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Shares, any power of our Company to purchase or otherwise acquire all or any of its own Shares (which expression as used in this Article includes redeemable Shares) be exercisable by our board of directors in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Articles of Association, and to any special rights conferred on the holders of any Shares or attaching to any class of Shares, Shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our board of directors may deem fit.

Variations of Rights of Shares

Subject to the Companies Act and without prejudice to our Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified, or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of the Articles relating to general meetings shall mutatis mutandis apply to every such separate general meeting, but so that the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be not less than a person or persons together holding (or, in the case of a member being a corporation, by our duly authorized representative) or representing by proxy not less than one-third in nominal value of the issued shares of that class. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, and any holder of shares of the class present in person or by proxy may demand a poll.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

Our Company must hold an annual general meeting each financial year other than the financial year of our Company’s adoption of our Articles of Association.

Extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, not less than one tenth of the paid up capital of our Company having the right of voting at general meetings. Such requisition shall be made in writing to our board of directors or the secretary of our Company for the purpose of requiring an extraordinary general meeting to be called by our board of directors for the transaction of any business specified in such requisition. Such meeting shall be held within two months after the deposit of such requisition. If within 21 days of such deposit, our board of directors fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board of directors shall be reimbursed to the requisitionist(s) by our Company.

We are an exempted company incorporated with limited liability in the Cayman Islands and, upon completion of this offering, our affairs will be governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

Our authorized share capital is US$1,500,000 divided into 3,000,000,000 ordinary shares of par value of US$0.0005 each.

The following are summaries of certain material provisions of our Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Dividends

Subject to the Companies Act and our Amended and Restated Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our Board.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide:

(i)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, although no amount paid up on a share in advance of calls shall for this purpose be treated as paid up on the share;

(ii)	all dividends shall be apportioned and paid pro rata in accordance with the amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid; and

(iii)	our Board may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him or her to our Company on account of calls, instalments or otherwise.

Where our Board or our Company in general meeting has resolved that a dividend should be paid or declared, our Board may resolve:

(aa)	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or

(bb)	that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our Board may think fit.

Upon the recommendation of our Board, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, bonus or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our Board or our Company in general meeting has resolved that a dividend be paid or declared, our Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

Our Board may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as our Board may decide, but a payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the share or the due portion of the shares upon which payment has been advanced by such member before it is called up.

All dividends, bonuses or other distributions unclaimed for one year after having been declared may be invested or otherwise used by our Board for the benefit of our Company until claimed and our Company shall not be constituted a trustee in respect thereof. All dividends, bonuses or other distributions unclaimed for six years after having been declared may be forfeited by our Board and, upon such forfeiture, shall revert to our Company.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Our Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants remain uncashed on two consecutive occasions or after the first occasion on which such a cheque or warrant is returned undelivered.

Voting Rights

Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting: (a) on a poll every member present in person or by proxy or, in the case of a member being a corporation, by its duly authorised representative shall have one vote for every share which is fully paid or credited as fully paid registered in his/her/its name in the register of members of our Company but no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for this purpose as paid up on the share; and (b) on a show of hands every member who is present in person or by proxy (or, in the case of a member being a corporation, by its duly authorised representative) shall have one vote. Where more than one proxy is appointed by a member which is a Clearing House (as defined in the Amended and Restated Articles of Association) (or its nominee(s)) or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. On a poll, a member entitled to more than one vote need not use all his/her/its votes or cast all the votes he/she/it does use in the same way.

Transfer of Ordinary Shares

Subject to the Companies Act and our Amended and Restated Articles of Association, all transfers of shares shall be effected by an instrument of transfer in the usual or common form or in such other form as our Board may approve and may be under hand or, if the transferor or transferee is a Clearing House (as defined in the Amended and Restated Articles of Association) (or its nominee(s)) or a central depository house (or its nominee(s)), under hand or by machine imprinted signature, or by such other manner of execution as our Board may approve from time to time.

Execution of the instrument of transfer shall be by or on behalf of the transferor and the transferee, provided that our Board may dispense with the execution of the instrument of transfer by the transferor or transferee or accept mechanically executed transfers. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

Our Board may, in our absolute discretion, at any time and from time to time remove any share on the principal register to any branch register or any share on any branch register to the principal register or any other branch register. Unless our Board otherwise agrees, no shares on the principal register shall be removed to any branch register nor shall shares on any branch register be removed to the principal register or any other branch register. All removals and other documents of title shall be lodged for registration and registered, in the case of shares on any branch register, at the registered office and, in the case of shares on the principal register, at the place at which the principal register is located.

Our Board may, in our absolute discretion, decline to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve or on which our Company has a lien. It may also decline to register a transfer of any share issued under any share option scheme upon which a restriction on transfer subsists or a transfer of any share to more than four joint holders.

Our Board may decline to recognise any instrument of transfer unless a certain fee, up to such maximum sum as Nasdaq may determine to be payable, is paid to our Company, the instrument of transfer is properly stamped (if applicable), is in respect of only one class of share and is lodged at our registered office or the place at which the principal register is located accompanied by the relevant share certificate(s) and such other evidence as our Board may reasonably require is provided to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of Nasdaq, be suspended at such times and for such periods (not exceeding in the whole thirty days in any year) as our Board may determine.

Fully paid shares shall be free from any restriction on transfer (except when permitted by Nasdaq) and shall also be free from all liens.

Procedures on liquidation

A resolution that our Company be wound up by the court or be wound up voluntarily shall be a special resolution of our shareholders.

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(i)	if our Company is wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid up on the shares held by them respectively; and

(ii)	if our Company is wound up and the surplus assets available for distribution among the members are insufficient to repay the whole of the paid-up capital, such assets shall be distributed, subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up on the shares held by them, respectively.

If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he/she/it deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, but so that no member shall be compelled to accept any shares or other property upon which there is a liability.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to our Amended and Restated Articles of Association and to the terms of allotment, our Board may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as our Board shall fix from the day appointed for payment to the time of actual payment, but our Board may waive payment of such interest wholly or in part. Our Board may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him/her/it, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20% per annum as our Board may decide.

If a member fails to pay any call or instalment of a call on the day appointed for payment, our Board may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our Board to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our Board shall in our discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20% per annum as our Board may prescribe.

Redemption of Ordinary Shares

Subject to the Companies Act, our Amended and Restated Articles of Association, and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Shares, any power of our Company to purchase or otherwise acquire all or any of its own Shares (which expression as used in the Amended and Restated Articles of Association includes redeemable Shares) be exercisable by our Board in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Amended and Restated Articles of Association, and to any special rights conferred on the holders of any Shares or attaching to any class of Shares, Shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our Board may deem fit.

Variations of Rights of Shares

Subject to the Companies Act and without prejudice to our Amended and Restated Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of the Amended and Restated Articles of Association relating to general meetings shall mutatis mutandis apply to every such separate general meeting, but so that the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be not less than a person or persons together holding (or, in the case of a member being a corporation, by our duly authorized representative) or representing by proxy not less than one-third in nominal value of the issued shares of that class. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, and any holder of shares of the class present in person or by proxy may demand a poll.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

Our Company must hold an annual general meeting each fiscal year other than the fiscal year of our Company’s adoption of our Amended and Restated Articles of Association.

Extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, not less than one tenth of the paid-up capital of our Company having the right of voting at general meetings. Such requisition shall be made in writing to our Board or the secretary of our Company for the purpose of requiring an extraordinary general meeting to be called by our Board for the transaction of any business specified in such requisition. Such meeting shall be held within two months after the deposit of such requisition. If within 21 days of such deposit, our Board fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our Board shall be reimbursed to the requisitionist(s) by our Company.

Every general meeting of our Company shall be called by at least 10 clear days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and must specify the time, place and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting and the general nature of that business.

Although a meeting of our Company may be called by shorter notice than as specified above, such meeting may be deemed to have been duly called if it is so agreed:

(i)	in the case of an annual general meeting, by all members of our Company entitled to attend and vote thereat; and
(ii)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting holding not less than 95% of the total voting rights at the meetings of all our shareholders.

All business transacted at an extraordinary general meeting shall be deemed special business. All business shall also be deemed special business where it is transacted at an annual general meeting, with the exception of the election of Directors which shall be deemed ordinary business.

No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, and continues to be present until the conclusion of the meeting.

The quorum for a general meeting shall be two members entitled to vote and present in person (or in the case of a member being a corporation, by our duly authorised representative) or by proxy representing not less than one-third (1/3) in nominal value of the total issued voting shares in our Company throughout the meeting.

Inspection of Books and Records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company. They will, however, have such rights as may be set out in our Amended and Restated Articles of Association.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;
(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing Shares;
(c)	sub-divide our Shares or any of them into our Shares of smaller amount than is fixed by our Amended and Restated Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;
(d)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and
(e)	convert all or any of our paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.